Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$9,114,650
Unrealized Gain (Loss) on Market Value of Futures	65,390,430
Dividend Income	401
Interest Income	10,439
ETF Transaction Fees	2,450
Total Income (Loss)	$74,518,370

Expenses
General Partner Management Fees	$199,887
Professional Fees	29,963
Brokerage Commissions	45,727
Directors' Fees and insurance	2,404
SEC & FINRA Registration Expense	21,300
Total Expenses	299,281
Expense Waiver	(59,416)
Net Expenses	$239,865
Net Income (Loss)	$74,278,505

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 11/1/20	$297,216,852
Withdrawals (2,800,000 Shares)	(31,602,306)
Net Income (Loss)	74,278,505

Net Asset Value End of Month	$339,893,051
Net Asset Value Per Share (28,450,000 Shares)	$11.95

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596